SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                _____________________________________

                               FORM 8-K
                            CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15 (d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

                  Date of Report: January 24, 1994
                _____________________________________

                      FIRST SECURITY CORPORATION
        (Exact name of registrant as specified in its charter)


Delaware                          1-6906                   87-6118148
(State of incorporation) (Commission File Number)    (I.R.S. Employer
                                                  Identification No.)

79 South Main, P.O. Box 30006
Salt Lake City, Utah                                       84130-0006
(Address of principal executive offices)                   (Zip Code)

         Registrant's telephone number, including area code:
                            (801) 246-5706

                 There are 14 pages in this document

Item 5.  Other Information

   On January 19, 1994, First Security Corporation (the Registrant, FSC) issued a press release relating to its Fourth Quarter 1993 earnings, a copy of which is attached to this report as Exhibit A.






SIGNATURES

   Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

            FIRST SECURITY CORPORATION



Date   January 24, 1994   BY___[SIGNED]_________________________________
                          Scott C. Ulbrich
                          Executive Vice President and
                          Chief Financial Officer
                          (Principal Financial and Accounting Officer)

EXHIBIT A
FIRST SECURITY NEWS

FOR IMMEDIATE RELEASE                           Contact: Scott C. Ulbrich
January 19, 1994                                           (801) 246-5706

             FIRST SECURITY EARNS RECORD NET INCOME FOR 1993

   SALT LAKE CITY -- First Security Corporation (FSC; OTC/NASDAQ symbol:
FSCO) today announced record net income totaling $125.18 million for 1993, excluding one-time merger-related charges of $11.12 million after tax associated with the acquisition of First National Financial Corporation (FNFC - Albuquerque, New Mexico), up $24.83 million (24.7%) from $100.34 million earned in 1992. Reported net income, including the FNFC merger charges, was a record $114.06 million for 1993, up $13.71 million (13.7%) from $100.34 million earned in 1992. Net income for the year, excluding the FNFC merger charges, generated a 1.36% return on average assets (ROAA) and a 15.97% return on average equity (ROAE) for 1993, compared with a 1.18% ROAA and a 14.75% ROAE for 1992. Net income per share, excluding the FNFC merger charges, was $2.61 for 1993, up $0.45 (20.8%) from $2.16 for 1992. FSC's financial statements have been restated to reflect the pooling-of-interests merger with FNFC and the adoption of Statement of Financial Accounting Standard 109, "Accounting for Income Taxes".
   Reported net income, including the FNFC merger charges, was a record $114.06 million for 1993, up $13.71 million (13.7%) from $100.34 million earned in 1992. This net income generated a 1.24% ROAA and a 14.55% ROAE for 1993, compared with the 1.18% ROAA and a 14.75% ROAE for 1992. Net income per share was $2.38 for 1993, up $0.22 (10.2%) from $2.16 for 1992.
   Spencer F. Eccles, chairman and chief executive officer of the regional banking and financial services company, said "1993 was the most profitable year in First Security's 65 year history and the seventh
straight year in which its earnings have increased."        Mr. Eccles
explained, "For 1993, growth in net income was due primarily to continued strong growth in interest-earning assets, plus a significant reduction in the provision for loan losses combined with a lower cost of funds and higher noninterest income." Mr. Eccles pointed out, "First Security's assets also reached a significant milestone in 1993 when total assets passed the $10 billion dollar mark for the first time to total $10.21 billion by year end".
   Net income for the fourth quarter of 1993, excluding one-time FNFC merger-related charges of $11.12 million after tax, was $32.19 million, up $5.07 million (18.7%) from the fourth quarter of 1992. Net income, excluding the FNFC merger charges, generated a 1.32% ROAA and a 15.37% ROAE, compared with a 1.25% ROAA and a 15.18% ROAE for the year-ago quarter. Net income per share, excluding the FNFC merger charges, was $0.66, up $0.08 (13.8%) from $0.58 one year ago.
   Reported net income for the fourth quarter of 1993, including the FNFC merger charges, was $21.06 million, down $6.05 million (22.3%) from the fourth quarter of 1992. This generated a 0.87% ROAA and a 10.06% ROAE, compared with a 1.25% ROAA and a 15.18% ROAE for the year-ago quarter. Net income per share was $0.43, down $0.15 (25.9%) from $0.58 one year ago.
   FSC's net interest income on a fully-taxable equivalent (FTE) basis totaled $411.57 million for 1993, up $27.71 million (7.2%) from 1992, and was $108.79 million for the fourth quarter of 1993, up $11.04 million (11.3%) from the fourth quarter of 1992. These improvements included the impact of: sustained growth in consumer and residential mortgage loans, reflecting FSC's position as the leading lender in both Utah and Idaho; a favorable shift in the funding mix towards noninterest-bearing deposits and equity; the positive impact of the current short-term interest rate environment; an increase in investment securities; and the effects of recent acquisitions. The FTE adjusted net interest margin was 4.95% for 1993 and 5.01% for the fourth quarter, compared with 5.00% for 1992 and 5.03% for the year-ago quarter.
   Noninterest income totaled $167.16 million for 1993, up $23.12 million (16.1%) from 1992, and was $46.45 million for the fourth quarter, up $7.87 million (20.4%) from the year-ago quarter. These increases resulted largely from growth in service charges on accounts, real estate loan service fees, third-party computer processing fees, and insurance commissions.
   Noninterest expenses, including the FNFC merger charges, totaled $386.15 million for 1993, up $46.69 million (13.8%) from 1992, and were $116.02 million for the fourth quarter, up $27.11 million (30.5%) from the year-ago quarter. The rise in noninterest expenses was due to growth resulting from FSC's acquisitions and ongoing operations, plus numerous one-time events including the cost of acquisitions and the related restructuring charges.
   FSC's efficiency ratio (the ratio of noninterest expenses to the sum of FTE net interest income and noninterest income), excluding the FNFC merger charges, was 64.80% for 1993 and 67.57% for the fourth quarter, compared with 64.30% for 1992 and 65.22% for the year-ago quarter, respectively. The Corporation's efficiency ratio, including the FNFC merger charges, was 66.72% for 1993 and 74.74% for the quarter.
   The provision for loan losses totaled $11.68 million for 1993, down $18.59 million (61.4%) from 1992, and was $4.65 million for the fourth quarter, down $289 thousand (5.9%) from the year-ago quarter. Net loan chargeoffs included in this provision amounted to $11.86 million for the year, down $20.97 million (63.9%) from 1992, and $4.77 million for the quarter, down $4.10 million (46.2%) for the year-ago quarter.
   Nonperforming assets, which include nonaccruing and renegotiated loans plus other real estate owned (ORE), were reduced to $52.82 million at December 31, 1993, down $54.64 million (50.8%) from December 31, 1992. Nonperforming assets equaled 0.80% of total loans and ORE at year-end 1993, decreasing from 1.90% at year-end 1992.
   The reserve for loan losses was $134.85 million at December 31, 1993, up $7.00 million (5.5%) from December 31, 1992. Merger transactions added $7.18 million in reserves since the end of 1992. The reserve equaled 2.06% of total loans and 370.93% of nonaccruing loans at year-end 1993, compared with corresponding ratios of 2.28% and 159.87% at year-end 1992.
   Stockholders' equity in FSC increased to $835.73 million at December 31, 1993, up $116.12 million (16.1%) from December 31, 1992. This was due primarily to record earnings, combined with the effects of acquisitions. The Corporation's market capitalization (market price per share times shares outstanding) was $1.25 billion at year-end 1993, essentially unchanged from year-end 1992. The ratio of total stockholders' equity to total assets was 8.18% at December 31, 1993, up from 8.09% at year-end 1992. For the same periods, the ratio of tangible common equity to tangible total assets was 8.07% at year-end 1993, up from 7.93% at year-end 1992. Prior period equity ratios have been restated due to FSC's acquisition of FNFC plus adoption of Statement of Financial Accounting Standard 109, "Accounting for Income Taxes". FSC adopted this standard in 1993, the cumulative effect of which reduced equity by $7.59 million over the period of December 31, 1988 to December 31, 1992.
   Other significant financial information at December 31, 1993, compared with December 31, 1992, included:
   * Assets totaled $10.21 billion, up $1.32 billion (14.8%).
   * Loans (net of unearned income but before the reserve for loan losses) totaled $6.56 billion, up $944.31 million (16.8%). For 1993, the Corporation, excluding its New Mexico and Nevada banks, originated $2.09 billion in real estate secured loans, passing through $927 million into secondary markets, while retaining most of the servicing. Consumer loans have also continued to show record activity, reflecting FSC's position as a leading consumer lender.
   * Deposits totaled $7.50 billion, up $635.25 million (9.2%).
   * The loan to deposit ratio was 87.44%, up from 81.78%.
   * The bid price of FSC common stock was $25.75 per share at the close of the market on December 31, 1993, down $1.50 (5.5%) from $27.25 per share on December 31, 1992. The ratio of market price to book value per share was 149.36% on a book value per share of $17.24 at year-end 1993, compared with 173.02% on a book value per share of $15.75 year-end 1992.

Restatements of FSC's Financial Statements
   FSC's financial statements have been restated to reflect the November 19, 1993 pooling-of-interests merger with First National Financial Corporation (FNFC) and its wholly-owned subsidiary First National Bank in New Mexico (with $1.13 billion in deposits and 26 branches, headquartered in Albuquerque, New Mexico). The Corporation's financial statements have also been restated to reflect FSC's adoption of Statement of Financial Accounting Standard 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial reporting of income taxes that differs from the method previously required by generally accepted accounting principles.

Acquisitions
   During 1993, FSC completed 9 acquisitions, expanding its existing bank operations in Utah, Oregon, and Wyoming, and acquiring new bank subsidiaries in New Mexico and Nevada (see attached exhibit). These acquisitions added a total of 39 branches and approximately $1.5 billion in deposits to FSC's operations. Except for the merger with First National Financial Corporation in New Mexico, these acquisitions were not material under applicable accounting rules to FSC's consolidated operations, so historical amounts were not restated.
   Currently, FSC has announced four pending acquisitions in 1994, expanding its bank operations in Utah, Idaho, and Wyoming. These acquisitions will add approximately 12 branches and $200 million in deposits to FSC's operations.

National & Regional Economy
   Economic growth nationwide was strong in the fourth quarter of 1993, and this improved momentum is expected to carry into 1994. The significantly lower interest rates reduced the borrowing costs of certain existing credit outstanding. The drop in financing costs also helped invigorate new consumer loan demand for mortgage and automobile credit, while businesses are increasing borrowing for capital equipment and commercial real estate. Accordingly, new jobs are being created, residential construction is expanding, and consumer expenditures are rising rapidly. Inflation is likely to remain near the current 3 percent, so any rise in interest rates should not have a noticeable impact on 1994 credit demands.
   The Intermountain area's economic growth led the nation in 1993. The following four states were among the top five in job gains: Utah, Idaho, New Mexico, and Nevada. In each of these states, rapid net in-migration was matched with new job opportunities. Employment gains, combined with a favorable mortgage-financing climate, resulted in a strong housing market and expanded consumer spending, particularly for consumer durable goods. This formula for prosperity for many western states appears to be solidly intact for 1994.

First Security Corporation
   FSC is the largest financial services organization headquartered in the Intermountain region. Incorporated in 1928, it is the oldest multistate bank holding company in the United States. FSC operates 245 full-service bank branches in Utah, Idaho, New Mexico, Oregon, Wyoming and Nevada. Other subsidiaries include a leasing company, two insurance companies, an investment management company, a full-service broker/dealer operation, and an information technology subsidiary.
                                 # # #

FIRST SECURITY CORPORATION
FINANCIAL HIGHLIGHTS
(restated, in thousands, except per share data and ratios; unaudited)
                                                       4th Qtr   3rd Qtr   2nd Qtr   1st Qtr   4th Qtr     Twelve Months
                                                          1993      1993      1993      1993      1992       1993      1992  %Chg
- --------------------------------------------------- ---------- --------- --------- --------- --------- ---------- --------- ------
Common Stock Data:
Earnings per common share...........................      0.43      0.68      0.62      0.65      0.58       2.38      2.16  10.2
Dividends paid per common share.....................      0.23      0.23      0.23      0.19      0.19       0.88      0.68  29.4
Book value EOP......................................     17.24     17.12     16.62     16.29     15.75      17.24     15.75   9.5
Market price (bid) EOP..............................     25.75     28.00     28.25     28.50     27.25      25.75     27.25  -5.5
  High bid for the period...........................     30.00     28.50     30.00     30.25     27.50      30.25     23.33  29.7
  Low bid for the period............................     24.00     26.50     25.50     25.50     22.00      24.00     18.17  32.1
Market capitalization EOP: mktprice x #comshrs...... 1,247,242 1,322,790 1,316,917 1,305,067 1,243,757  1,247,242 1,243,757   0.3
Market price EOP / book value EOP................(%)    149.36    163.55    169.98    174.95    173.02     149.36    173.02
Dividend payout ratio: dividend / EPS............(%)     53.49     33.82     37.10     29.23     32.76      36.97     31.48
Dividend yield: dividend / market price..........(%)      3.57      3.29      3.26      2.67      2.79       3.57      2.79
Price / earnings ratio: market price / 4 qtrs earn..      10.8      11.1      11.6      12.1      12.6       10.8      12.6
Common shares outstanding: EOP......................    48,437    47,243    46,617    45,792    45,642     48,437    45,642   6.1
Common shares outstanding: average..................    48,969    48,147    47,829    47,112    46,874     48,020    46,520   3.2
- --------------------------------------------------- ---------- --------- --------- --------- --------- ---------- --------- ------
Income:
Net interest income.................................   105,863   103,343    98,879    95,853    95,586    403,938   375,949   7.4
Fully-taxable equivalent (FTE) adjustment...........     2,922    (1,092)    2,221     3,582     2,160      7,633     7,911  -3.5
Net interest income, FTE............................   108,785   102,251   101,100    99,435    97,746    411,571   383,860   7.2
Provision for loan losses...........................     4,647     5,139       (78)    1,976     4,936     11,684    30,277 -61.4
Noninterest income..................................    46,446    43,107    36,739    40,867    38,573    167,159   144,036  16.1
Noninterest expenses................................   116,015    94,824    90,081    85,226    88,910    386,146   339,456  13.8
Net income..........................................    21,064    32,587    29,693    30,712    27,112    114,056   100,343  13.7
- --------------------------------------------------- ---------- --------- --------- --------- --------- ---------- --------- ------
Average Balance Sheet:
Investment securities............................... 1,713,340 1,768,370 1,932,218 1,756,738 1,732,045  1,792,481 1,708,039   4.9
Loans, net of unearned income....................... 6,314,632 6,037,540 5,745,824 5,563,702 5,491,578  5,917,816 5,463,285   8.3
Reserve for loan losses.............................  (130,881) (127,787) (128,874) (127,636) (131,232)  (128,801) (130,548) -1.3
Total interest-earning assets....................... 8,683,703 8,384,769 8,304,335 7,896,287 7,772,115  8,319,615 7,677,463   8.4
Total assets........................................ 9,638,743 9,300,515 9,179,622 8,723,137 8,640,307  9,213,259 8,484,548   8.6
Interest-bearing deposits........................... 5,667,076 5,510,779 5,506,463 5,423,080 5,419,487  5,527,474 5,353,698   3.2
Short-term borrowed funds........................... 1,171,037 1,123,909 1,146,787 1,032,089   897,774  1,118,851   981,139  14.0
Long-term debt......................................   226,694   236,674   236,561   124,733   131,368    206,528   105,059  96.6
Total interest-bearing liabilities.................. 7,064,807 6,871,362 6,889,811 6,579,902 6,448,629  6,852,853 6,439,896   6.4
Total deposits...................................... 7,265,005 6,985,568 6,889,948 6,677,150 6,747,490  6,956,113 6,567,776   5.9
Stockholders' equity................................   830,817   797,703   768,275   736,671   710,571    783,664   680,129  15.2
- --------------------------------------------------- ---------- --------- --------- --------- --------- ---------- --------- ------
End of Period Balance Sheet:
Investment securities............................... 1,742,795 1,760,168 1,862,131 1,970,338 1,750,180  1,742,795 1,750,180  -0.4
Loans, net of unearned income....................... 6,561,021 6,185,830 5,946,520 5,596,166 5,616,707  6,561,021 5,616,707  16.8
Reserve for loan losses.............................  (134,848) (130,726) (126,896) (127,329) (127,847)  (134,848) (127,847)  5.5
Total interest-earning assets....................... 9,329,273 8,797,725 8,524,631 8,447,960 8,054,144  9,329,273 8,054,144  15.8
Total assets........................................10,210,597 9,725,657 9,489,482 9,158,174 8,892,833 10,210,597 8,892,833  14.8
Interest-bearing deposits........................... 5,806,020 5,523,565 5,453,683 5,460,770 5,439,139  5,806,020 5,439,139   6.7
Short-term borrowed funds........................... 1,486,022 1,288,460 1,180,024 1,239,066   994,160  1,486,022   994,160  49.5
Long-term debt......................................   225,719   227,550   239,088   125,390   128,834    225,719   128,834  75.2
Total interest-bearing liabilities.................. 7,517,761 7,039,575 6,872,795 6,825,226 6,562,133  7,517,761 6,562,133  14.6
Total deposits...................................... 7,503,707 7,061,649 6,978,451 6,744,977 6,868,453  7,503,707 6,868,453   9.2
Stockholders' equity................................   835,731   809,677   775,694   746,579   719,606    835,731   719,606  16.1
- --------------------------------------------------- ---------- --------- --------- --------- --------- ---------- --------- ------
End of Period Problem Assets:
Total nonaccruing & renegotiated loans..............    36,354    53,707    64,520    67,312    79,968     36,354    79,968 -54.5
ORE and other foreclosed assets.....................    16,465    23,052    27,181    31,343    27,487     16,465    27,487 -40.1
Total nonperforming assets..........................    52,819    76,759    91,701    98,655   107,455     52,819   107,455 -50.8
Accruing loans past due 90 days or more.............     7,155     8,310     9,150    10,309    11,766      7,155    11,766 -39.2
Total problem assets................................    59,974    85,069   100,851   108,964   119,221     59,974   119,221 -49.7
- --------------------------------------------------- ---------- --------- --------- --------- --------- ---------- --------- ------
End of Period Other Data (not rounded to thousands):
Full-time equivalent employees......................     6,318     6,259     6,059     5,911     5,891      6,318     5,891   7.2
Total domestic bank offices.........................       245       239       236       236       230        245       230   6.5
=================================================== ========== ========= ========= ========= ========= ========== ========= ======

Note:  Figures have been restated where applicable to reflect a pooling-of-interests merger with First National
   Financial Corp., and the adoption of SFAS 109, "Accounting for Income Taxes".
EOP: End of period.

FIRST SECURITY CORPORATION
FINANCIAL HIGHLIGHTS - Continued
(in thousands, except per share data and ratios; unaudited)
                                                       4th Qtr   3rd Qtr   2nd Qtr   1st Qtr   4th Qtr     Twelve Months
                                                          1993      1993      1993      1993      1992       1993      1992  %Chg
- --------------------------------------------------- ---------- --------- --------- --------- --------- ---------- --------- ------
Reconciliation of the Reserve for Loan Losses:
Balance, beginning of period........................   130,726   126,896   127,329   127,847   131,782    127,847   126,887   0.8
Net loans charged off...............................    (4,775)   (2,384)   (2,212)   (2,494)   (8,871)   (11,865)  (32,831)-63.9
Provision for loan losses...........................     4,647     5,139       (78)    1,976     4,936     11,684    30,277 -61.4
Reserves acquired in merger transactions............     4,250     1,075     1,857         0         0      7,182     3,514
Balance, end of period..............................   134,848   130,726   126,896   127,329   127,847    134,848   127,847   5.5
- --------------------------------------------------- ---------- --------- --------- --------- --------- ---------- --------- ------
Selected Ratios (%):
Return on average assets............................      0.87      1.39      1.30      1.43      1.25       1.24      1.18
Return on average stockholders' equity..............     10.06     16.21     15.50     16.91     15.18      14.55     14.75
Net interest margin, FTE............................      5.01      4.88      4.87      5.04      5.03       4.95      5.00
Net interest spread, FTE............................      4.37      4.25      4.27      4.43      4.37       4.33      4.29
Efficiency ratio:
  (nonint exp / (net int inc FTE + nonint inc)).....     74.74     65.23     65.35     60.74     65.22      66.72     64.30
Productivity ratio:
  (nonint exp / average assets).....................      4.78      4.04      3.94      3.96      4.09       4.19      4.00
Stockholders' equity / assets.......................      8.18      8.33      8.17      8.15      8.09       8.18      8.09
Tangible common equity / tangible assets............      8.07      8.20      8.03      8.00      7.93       8.07      7.93
Loans / deposits....................................     87.44     87.60     85.21     82.97     81.78      87.44     81.78
Loans / assets......................................     64.26     63.60     62.66     61.11     63.16      64.26     63.16
Reserve for loan losses at quarter end to:
  Total loans.......................................      2.06      2.11      2.13      2.28      2.28       2.06      2.28
  Nonaccruing loans.................................    370.93    243.41    196.68    189.16    159.87     370.93    159.87
  Nonaccruing + accruing loans past due 90 days.....    309.93    210.79    172.25    164.04    139.37     309.93    139.37
Nonaccruing loans / total loans.....................      0.55      0.87      1.09      1.20      1.42       0.55      1.42
Nonaccruing + accruing loans past due 90 days
  / total loans.....................................      0.66      1.00      1.24      1.39      1.63       0.66      1.63
Nonperforming assets to:
  Total loans + ORE.................................      0.80      1.24      1.54      1.75      1.90       0.80      1.90
  Total assets......................................      0.52      0.79      0.97      1.08      1.21       0.52      1.21
  Total equity......................................      6.32      9.48     11.82     13.21     14.93       6.32     14.93
  Total equity + reserve for loan losses............      5.44      8.16     10.16     11.29     12.68       5.44     12.68
Problem assets to:
  Total loans + ORE.................................      0.91      1.37      1.69      1.94      2.11       0.91      2.11
  Total assets......................................      0.59      0.87      1.06      1.19      1.34       0.59      1.34
  Total equity......................................      7.18     10.51     13.00     14.60     16.57       7.18     16.57
  Total equity + reserve for loan losses............      6.18      9.05     11.17     12.47     14.07       6.18     14.07
Net loans charged off / average loans...............      0.30      0.16      0.15      0.18      0.64       0.20      0.60
=================================================== ========== =================== ========= ========= ========== ========= ======

Note:  Figures have been restated where applicable to reflect a pooling-of-interests merger with First National
   Financial Corp., and the adoption of SFAS 109, "Accounting for Income Taxes".
EOP: End of period.

FIRST SECURITY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
                                                                     December 31  December 31   Dec/Dec
(restated, in thousands; unaudited)                                         1993         1992  % Change
                                                                    ------------ ------------ ---------
Assets:
  Cash and due from banks...........................................    $673,877     $616,121       9.4
  Interest-bearing deposits in other banks..........................      16,461       10,037      64.0
  Fed funds sold, securities purchased under resale agreements......     401,142      288,259      39.2
  Trading account securities........................................     607,854      388,961      56.3
  Investment securities:
    U.S. Treasury and U.S. Government agencies & corporations.......   1,307,331    1,267,688       3.1
    Obligations of states and political subdivisions................     180,129      199,692      (9.8)
    Other securities................................................     255,335      282,800      (9.7)
                                                                    ------------ ------------ ---------
  Total investment securities                                          1,742,795    1,750,180      (0.4)
    (Market values: $1,774,290; $1,781,913; respectively)
                                                                    ------------ ------------ ---------
  Loans.............................................................   6,573,203    5,630,568      16.7
    Unearned income.................................................     (12,182)     (13,861)    (12.1)
    Reserve for loan losses.........................................    (134,848)    (127,847)      5.5
                                                                    ------------ ------------ ---------
  Total loans, net                                                     6,426,173    5,488,860      17.1
                                                                    ------------ ------------ ---------
  Premises and equipment, net.......................................     145,718      129,393      12.6
  Accrued income receivable.........................................      52,654       56,483      (6.8)
  Other real estate and other foreclosed assets.....................      16,465       27,487     (40.1)
  Intangible assets.................................................      11,833       14,867     (20.4)
  Other assets......................................................     115,625      122,185      (5.4)
                                                                    ------------ ------------ ---------
TOTAL ASSETS                                                         $10,210,597   $8,892,833      14.8
                                                                    ============ ============ =========
Liabilities:
  Deposits:
    Noninterest-bearing.............................................  $1,697,687   $1,429,314      18.8
    Interest-bearing................................................   5,806,020    5,439,139       6.7
                                                                    ------------ ------------ ---------
  Total deposits                                                       7,503,707    6,868,453       9.2
                                                                    ------------ ------------ ---------
  Fed funds purchased, securities sold under repurchase agreements..   1,387,109      944,385      46.9
  U.S. Treasury demand notes........................................      43,645       36,409      19.9
  Other short-term borrowings.......................................      55,268       13,366     313.5
  Accrued income taxes..............................................      85,837       81,110       5.8
  Accrued interest..................................................      17,429       18,030      (3.3)
  Other liabilities.................................................      56,152       82,640     (32.1)
  Long-term debt....................................................     225,719      128,834      75.2
                                                                    ------------ ------------ ---------
TOTAL LIABILITIES                                                      9,374,866    8,173,227      14.7
                                                                    ------------ ------------ ---------
Stockholders' Equity:
  Preferred stock: Series "A", $3.15 cumulative convertible
    (14; 16; shares, respectively)..................................         703          783     (10.2)
                                                                    ------------ ------------ ---------
  Common Stockholders' Equity:
    Common stock:  par value $1.25
      (48,787; 46,163; shares, respectively)........................      60,983       57,704       5.7
    Paid-in surplus.................................................     120,072       98,141      22.3
    Retained earnings...............................................     659,924      570,585      15.7
                                                                    ------------ ------------ ---------
    Subtotal                                                             840,979      726,430      15.8
                                                                    ------------ ------------ ---------
    Common treasury stock, at cost
      (350; 521; shares, respectively)..............................      (5,951)      (7,607)    (21.8)
                                                                    ------------ ------------ ---------
  TOTAL COMMON STOCKHOLDERS' EQUITY                                      835,028      718,823      16.2
                                                                    ------------ ------------ ---------
TOTAL STOCKHOLDERS' EQUITY                                               835,731      719,606      16.1
                                                                    ------------ ------------ ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $10,210,597   $8,892,833      14.8
                                                                    ============ ============ =========

Note:  Figures have been restated where applicable to reflect a pooling-of-interests merger with
   First National Financial Corp., and the adoption of SFAS 109, "Accounting for Income Taxes".

FIRST SECURITY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Periods Ended December 31, 1993 and 1992
                                                                  Three Months                Twelve Months
(in thousands, except per share data; unaudited)                  1993       1992   %Chg       1993       1992   %Chg
                                                            ---------- ---------- ------ ---------- ---------- ------
Interest Income:
  Interest and fees on loans................................  $135,128   $123,310    9.6   $513,810   $507,490    1.2
  Interest and dividends on investment securities:
    U.S. Treasury, U.S. Government agencies & corporations..    16,651     19,574  -14.9     72,175     87,585  -17.6
    Obligations of states & political subdivisions..........     2,460      3,092  -20.4     10,844     12,486  -13.2
    Other investment securities.............................     3,846      4,234   -9.2     17,445     14,672   18.9
  Federal funds sold and securities purchased...............     3,084      2,002   54.0      9,191      6,416   43.3
  Interest-bearing deposits in other banks..................       133         87   52.9        456        691  -34.0
  Trading account interest..................................     4,551      5,645  -19.4     20,811     27,108  -23.2
                                                            ---------- ---------- ------ ---------- ---------- ------
TOTAL INTEREST INCOME                                          165,853    157,944    5.0    644,732    656,448   -1.8
                                                            ---------- ---------- ------ ---------- ---------- ------
Interest Expense:
  Interest on deposits......................................    47,357     52,951  -10.6    192,992    238,135  -19.0
  Interest on short-term borrowings.........................     8,900      6,929   28.4     33,979     34,125   -0.4
  Interest on long-term debt................................     3,733      2,478   50.6     13,823      8,239   67.8
                                                            ---------- ---------- ------ ---------- ---------- ------
TOTAL INTEREST EXPENSE                                          59,990     62,358   -3.8    240,794    280,499  -14.2
                                                            ---------- ---------- ------ ---------- ---------- ------
Net Interest Income:
  NET INTEREST INCOME.......................................   105,863     95,586   10.8    403,938    375,949    7.4
  Provision for loan losses.................................     4,647      4,936   -5.9     11,684     30,277  -61.4
                                                            ---------- ---------- ------ ---------- ---------- ------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES            101,216     90,650   11.7    392,254    345,672   13.5
                                                            ---------- ---------- ------ ---------- ---------- ------
Noninterest Income:
  Service charges on deposit accounts.......................    14,348     13,380    7.2     55,865     51,505    8.5
  Other service charges, collections, commissions and fees..    17,981     12,961   38.7     58,286     47,804   21.9
  Commissions and fees from fiduciary activities............     5,269      4,969    6.0     18,980     18,176    4.4
  Bankcard service fees.....................................     9,125      7,224   26.3     33,083     27,411   20.7
  Other.....................................................      (379)      (198) -91.4        215     (1,719) 112.5
  Investment securities gains...............................       102        237  -57.0        730        859  -15.0
                                                            ---------- ---------- ------ ---------- ---------- ------
TOTAL NONINTEREST INCOME                                        46,446     38,573   20.4    167,159    144,036   16.1
                                                            ---------- ---------- ------ ---------- ---------- ------
TOTAL INCOME                                                   147,662    129,223   14.3    559,413    489,708   14.2
                                                            ---------- ---------- ------ ---------- ---------- ------
Noninterest Expenses:
  Salaries and employee benefits............................    46,165     42,180    9.4    175,696    160,982    9.1
  Net occupancy.............................................     8,018      5,355   49.7     24,224     20,869   16.1
  Furniture and equipment...................................     8,369      7,772    7.7     27,858     25,052   11.2
  Legal.....................................................     1,219      1,222   -0.2      4,706      4,913   -4.2
  Insurance.................................................     5,039      4,223   19.3     19,697     18,868    4.4
  Stationery and supplies...................................     4,191      3,854    8.7     15,956     12,865   24.0
  Provision for loss on other real estate...................     5,226        446 1071.7      7,448      6,903    7.9
  Other real estate expense, net............................      (515)       643 -180.1      1,191      4,207  -71.7
  Telephone.................................................     2,189      2,059    6.3      8,610      7,344   17.2
  Other.....................................................    36,114     21,156   70.7    100,760     77,453   30.1
                                                            ---------- ---------- ------ ---------- ---------- ------
TOTAL NONINTEREST EXPENSES                                     116,015     88,910   30.5    386,146    339,456   13.8
                                                            ---------- ---------- ------ ---------- ---------- ------
INCOME BEFORE INCOME TAX PROVISION                              31,647     40,313  -21.5    173,267    150,252   15.3
                                                            ---------- ---------- ------ ---------- ---------- ------
Provision for Income Taxes:
  Operating income..........................................    10,528     13,115  -19.7     58,937     49,722   18.5
  Securities transactions...................................        55         86  -36.0        274        187   46.5
                                                            ---------- ---------- ------ ---------- ---------- ------
TOTAL PROVISION FOR INCOME TAXES                                10,583     13,201  -19.8     59,211     49,909   18.6
                                                            ---------- ---------- ------ ---------- ---------- ------
Net Income:
  NET INCOME................................................   $21,064    $27,112  -22.3   $114,056   $100,343   13.7
  Dividend requirement of preferred stock...................        10         11   -9.1         43         48  -10.4
                                                            ---------- ---------- ------ ---------- ---------- ------
NET INCOME APPLICABLE TO COMMON STOCK                          $21,054    $27,101  -22.3   $114,013   $100,295   13.7
                                                            ========== ========== ====== ========== ========== ======
Earnings Per Common Share:
EARNINGS PER COMMON SHARE...................................     $0.43      $0.58  -25.9      $2.38      $2.16   10.2
                                                            ========== ========== ====== ========== ========== ======
Cash Dividends Paid or Accrued Per Share:
  Preferred Stock ($3.15 annual rate).......................     $0.79      $0.79             $3.15      $3.15
  Common stock..............................................     $0.23      $0.19   21.1      $0.88      $0.68   28.8
                                                            ========== ========== ====== ========== ========== ======

Note:  Figures have been restated where applicable to reflect a pooling-of-interests merger with
   First National Financial Corp., and the adoption of SFAS 109, "Accounting for Income Taxes".

FIRST SECURITY CORPORATION
RATE / VOLUME ANALYSIS
For the Three Months Ended December 31, 1993 and 1992
(Fully Taxable Equivalent; in thousands; unaudited)
Avg Balance Avg Balance  Yield/Rate %                                       Interest Income/Exp   Change       Changes Due
       1993        1992   1993   1992                                            1993      1992  1993-92   Volume  Rate(B)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------
                                        INTEREST-EARNING ASSETS/INCOME:
                                        Loans, net of unearned income and
 $6,179,856  $5,358,176   8.85   9.27     deferred taxes on leases (C)       $136,799  $124,146  $12,653  $19,038  ($6,385)
  1,553,502   1,533,821   5.31   6.24   Taxable investment securities          20,620    23,927   (3,307)     307   (3,614)
    159,838     198,224   8.97   8.65   Tax-exempt investment securities        3,583     4,289     (706)    (831)     125
    407,342     260,101   3.03   3.08   Federal funds sold & RP's purchased     3,084     2,002    1,082    1,133      (51)
     22,044      10,216   2.41   3.41   Interest-bearing deposits other bank      133        87       46      101      (55)
    361,121     411,577   5.05   5.49   Trading account securities              4,556     5,654   (1,098)    (693)    (405)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------
 $8,683,703  $7,772,115   7.77   8.24   TOTAL INTEREST-EARNING ASSETS         168,775   160,105    8,670   19,055  (10,385)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------

                                        INTEREST-BEARING LIABILITIES/EXPENSE:
                                        Interest-bearing deposits:
 $1,019,932    $920,303   1.78   2.14     NOW accounts                          4,546     4,918     (372)     532     (904)
  2,380,996   2,002,379   3.04   3.28     Savings accounts                     18,102    16,409    1,693    3,103   (1,410)
    329,531     355,575   4.02   4.59     Time deposits $100,000 & over         3,311     4,081     (770)    (299)    (471)
  1,936,617   2,141,230   4.42   5.15     Other time deposits                  21,399    27,543   (6,144)  (2,632)  (3,512)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------
  5,667,076   5,419,487   3.34   3.91   TOTAL INTEREST-BEARING DEPOSITS        47,358    52,951   (5,593)     704   (6,297)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------
  1,113,882     855,018   2.84   2.90   Federal funds purchased & RP's sold     7,916     6,193    1,723    1,875     (152)
     57,155      42,756   6.88   6.39   Other short-term borrowings               983       683      300      230       70
    226,694     131,368   6.59   7.71   Long-term debt                          3,733     2,531    1,202    1,837     (635)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------
 $7,064,807  $6,448,629   3.40   3.87   TOTAL INTEREST-BEARING LIABILITIES     59,990    62,358   (2,368)   4,646   (7,014)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------
                          7.77   8.24   Interest income/earning assets
                          2.76   3.21   Interest expense/earning assets
                        ------ ------
                          5.01   5.03   Net interest income/earning assets    108,785    97,747   11,038  $14,409  ($3,371)
                                        Less fully taxable equivalent adjust    2,923     2,161      762
                        ------ ------                                       --------- --------- -------- -------- --------
                                        NET INTEREST INCOME, PER CONSOLIDATED
                                          STATEMENT OF INCOME                $105,862   $95,586  $10,276
=========== =========== ====== ======   =================================== ========= ========= ======== ======== ========
For the Twelve Months Ended December 31, 1993 and 1992
Avg Balance Avg Balance  Yield/Rate %                                       Interest Income/Exp   Change       Changes Due
       1993        1992   1993   1992                                            1993      1992  1993-92   Volume  Rate(B)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------
                                        INTEREST-EARNING ASSETS/INCOME:
                                        Loans, net of unearned income and
 $5,785,068  $5,336,252   8.91   9.56     deferred taxes on leases (C)       $515,682  $510,201   $5,481  $42,911 ($37,430)
  1,617,841   1,520,497   5.57   6.76   Taxable investment securities          90,070   102,788  (12,718)   6,581  (19,299)
    174,640     187,541   9.23   9.12   Tax-exempt investment securities       16,125    17,096     (971)  (1,176)     205
    302,521     186,938   3.04   3.43   Federal funds sold & RP's purchased     9,191     6,416    2,775    3,967   (1,192)
     15,454      16,210   2.95   4.26   Interest-bearing deposits other bank      456       691     (235)     (32)    (203)
    424,091     430,025   4.91   6.32   Trading account securities             20,841    27,167   (6,326)    (375)  (5,951)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------
 $8,319,615  $7,677,463   7.84   8.65   TOTAL INTEREST-EARNING ASSETS         652,365   664,359  (11,994)  51,876  (63,870)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------

                                        INTEREST-BEARING LIABILITIES/EXPENSE:
                                        Interest-bearing deposits:
   $962,411    $865,945   1.90   2.67     NOW accounts                         18,239    23,095   (4,856)   2,573   (7,429)
  2,220,848   1,840,670   3.07   3.72     Savings accounts                     68,275    68,543     (268)  14,157  (14,425)
    340,714     394,368   4.15   5.13     Time deposits $100,000 & over        14,124    20,233   (6,109)  (2,753)  (3,356)
  2,003,501   2,252,715   4.61   5.60     Other time deposits                  92,354   126,264  (33,910) (13,968) (19,942)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------
  5,527,474   5,353,698   3.49   4.45   TOTAL INTEREST-BEARING DEPOSITS       192,992   238,135  (45,143)       9  (45,152)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------
  1,065,495     929,123   2.59   3.04   Federal funds purchased & RP's sold    27,630    28,288     (658)   4,152   (4,810)
     53,356      52,016  11.90  11.22   Other short-term borrowings             6,349     5,837      512      150      362
    206,528     104,959   6.69   7.85   Long-term debt                         13,823     8,239    5,584    7,973   (2,389)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------
 $6,852,853  $6,439,796   3.51   4.36   TOTAL INTEREST-BEARING LIABILITIES    240,794   280,499  (39,705) $12,284 ($51,989)
- ----------- ----------- ------ ------                                       --------- --------- -------- -------- --------
                          7.84   8.65   Interest income/earning assets
                          2.89   3.65   Interest expense/earning assets
                        ------ ------
                          4.95   5.00   Net interest income/earning assets    411,571   383,860   27,711  $39,592 ($11,881)
                                        Less fully taxable equivalent adjust    7,633     7,911     (278)
                        ------ ------                                       --------- --------- -------- -------- --------
                                        NET INTEREST INCOME, PER CONSOLIDATED
                                          STATEMENT OF INCOME                $403,938  $375,949  $27,989
=========== =========== ====== ======   =================================== ========= ========= ======== ======== ========

(A) Interest and rates are presented on a fully taxable equivalent basis, calculated on federal and state taxes applicable to the subsidiary carrying the asset.  The combined tax rate was approximately 38% in 1992 and 39% in 1993.
(B) Changes not due entirely to changes in volume or rate have been allocated to rate.
(C) Loans include nonaccruing loans.  Interest on loans includes fees of $4,417 and $3,820 for the two quarters, and
    $13,708 and $12,736 for the two twelve month periods, respectively.

FIRST SECURITY CORPORATION
MERGERS AND ACQUISITIONS

(unaudited)
Acquisition                                                                          # Bank Offices       Deposits
Date:  Type:             Acquired Institution:                Home Office:           Acquire:  Retain:     $ 000
- ------ ----------------- ------------------------------------ ---------------------- -------- -------- -----------
1993:
01-Apr Pool-of-interests First Bancshares                     St. George, UT                5        5      72,910
01-May Pool-of-interests Benton County Bank                   Corvallis, OR                 2        2      31,987
02-Aug Purchase          Bank of America Arizona              Deposits only, UT             -        -       6,753
26-Aug Pool-of-interests Desert SouthWest Community Bancorp   Las Vegas, NV                 1        1      43,242
30-Sep Purchase          Bank One of Utah                     Deposits only, UT             -        -       5,772
28-Oct Pool-of-interests State Bank of Green River            Green River, WY               1        1      27,957
19-Nov Pool-of-interests First National Financial Corporation Albuquerque, NM              26       26   1,127,302
19-Nov Pool-of-interests Continental Bancorporation           Las Vegas, NV                 4        4     198,157
30-Nov Purchase          First Professional Bank              Core deposits only, UT        -        -       7,000
                                                                      1993 Subtotal:       39       39   1,521,080
1994:
TBA    Purchase          Equality State Bank                  2 branches only, WY           2        2      30,900
TBA    Purchase          Community First Bank                 Clearfield, UT                5        5      64,000
TBA    Purchase          American Ban Corporation             Boise, ID                     4        4      55,400
TBA    Purchase          Star Valley State Bank               Afton, WY                     1        1      55,000
                                                                      1994 Subtotal:       12       12     205,300
- ------ ----------------- ------------------------------------ ---------------------- -------- -------- -----------
                         TOTALS                                                            51       51  $1,726,380
====== ================= ==================================== ====================== ======== ======== ===========

TBA: To Be Announced.